FORM OF VOTING AGREEMENT

         THIS VOTING AGREEMENT is entered into as of October __, 2002, by and between Sapphire, a Delaware corporation ("Parent"), Sapphire Acquisition Corp., a California corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and each of the undersigned shareholders (each a "Shareholder" and collectively, the "Shareholders") of Crystal, a California corporation (the "Company").


                                    RECITALS

                  A. Parent, Merger Sub and the Company are entering into an Agreement and Plan of Reorganization of even date herewith (the "Reorganization Agreement") which provides (subject to the conditions set forth therein) among other things, for the merger (the "Merger") of Merger Sub with and into the Company pursuant to the terms and conditions of the Agreement of Merger (the "Agreement of Merger") thereto, and the terms and conditions of the Reorganization Agreement. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Reorganization Agreement. Certain capitalized terms are defined in Section 5 herein.

                  B. In order to induce Parent and Merger Sub to enter into the Reorganization Agreement, the Shareholders, solely in their individual capacities as Shareholders of the Company, are entering into this Voting Agreement.

                                    AGREEMENT

                  The parties to this Voting Agreement, intending to be legally bound, agree as follows:

SECTION 1.        VOTING OF SHARES

                  1.1. Voting. Each Shareholder hereby agrees to appear, or cause the holder of record of any Subject Securities on any applicable record date (the "Record Holder") to appear, in person or by proxy, for the purpose of obtaining a quorum at any annual or special meeting of stockholders of the Company and at any adjournment thereof for the purpose of voting on each of the Agreement of Merger and the Reorganization Agreement and the transactions contemplated thereby (a "Meeting"). Each Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, at any Meeting, however called, and in any action by written consent of the shareholders of the Company, each Shareholder shall vote the Subject Securities or cause the Subject Securities to be voted (to the extent such securities are entitled to be voted) in such Shareholder's sole capacity as a shareholder of the Company:

                  (a) in favor of the Merger and the adoption of the Agreement of Merger, Reorganization Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of the Company and by Parent) in connection with any meeting of, or solicitation of consents from, the shareholders of the Company at which or in connection with which the Merger, the Agreement of Merger or the Reorganization Agreement are submitted for the consideration and vote of the shareholders of the Company;

                  (b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Reorganization Agreement;

                  (c) against any action or agreement that would cause any provision contained in Section 6 of the Reorganization Agreement to not be satisfied;

                  (d)  against   approval  or  adoption  of  any   extraordinary
corporate transaction (other than the Merger, Agreement of Merger, the Reorganization Agreement or the transactions contemplated thereby) including, without limitation, any transaction involving (i) the sale or transfer of all or substantially all of the capital stock of the Company, whether by merger, consolidation or other business combination, (ii) a sale or transfer of all or substantially all of the assets of the Company or its subsidiaries, (iii) a reorganization, recapitalization or liquidation of the Company or its subsidiaries, or (iv) any amendment to the Company's governing instruments creating any new class of securities of the Company or otherwise affecting the rights of any class of security as currently in effect; and

                  (e) against the following actions (other than the Merger, Agreement of Merger and the transactions contemplated by the Reorganization Agreement): (i) any Company Acquisition Proposal; (ii) any change in a majority of the members of the board of directors of the Company; or (iii) any other action which is intended to, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Merger, the Agreement of Merger or any of the other transactions contemplated by the Reorganization Agreement or this Voting Agreement.

                  To the extent inconsistent with any of the foregoing provisions of this Section 1.1, each Shareholder revokes any and all previous proxies with respect to Subject Securities owned beneficially and/or of record by such Shareholder and such Shareholder agrees not to grant any proxy inconsistent with any of the foregoing provisions of this Section 1.1 with respect to any other voting interests in the Company owned or hereafter acquired beneficially or of record by such Shareholder

                  1.2. Proxy; Further Assurances. Contemporaneously with the execution of this Voting Agreement: (i) each Shareholder shall execute and deliver to Parent a proxy in the form attached to this Voting Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "Proxy"); and (ii) each Shareholder shall cause to be delivered to Parent an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are Owned by such Shareholder, if applicable, which proxy shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein, and which shall also be considered the "Proxy" for purposes of Section 2.2. The proxy granted herein is intended to comply with the requirements of Section 705 of the California Corporations Code applicable to irrevocable proxies.

SECTION 2.        TRANSFER OF SUBJECT SECURITIES

                  2.1. Transferee of Subject Securities to Be Bound By this Agreement. Each Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, such Shareholder shall not (i) cause or permit any Transfer of any of the Subject Securities to be effected;
(ii) tender any of the Subject Securities to any Person or (ii) create or permit to exist any Encumbrance with respect to any Subject Securities (other than Encumbrances which do

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

not affect, directly or indirectly, the right of the Shareholder or Parent to vote the Subject Securities as provided herein ("Permitted Encumbrances")).

                  2.2. Transfer of Voting Rights. Each Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, such Shareholder shall ensure that: (a) none of the Subject Securities are deposited into a voting trust with voting instructions inconsistent with any of the foregoing provisions of Section 1.1; and (b) other than the Proxy, no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities that is inconsistent with any of the foregoing provisions of Section 1.1.

                  2.3. Stop-Transfer Instructions. Each Shareholder agrees and consents to the entry of stop transfer instructions by the Company against the transfer of any Subject Securities consistent with the terms of Section 2.1.

SECTION 3.        Representations And Warranties Of ShareholderS

                  Each Shareholder hereby, severally and not jointly, represents and warrants to Parent as follows:

                  3.1. Authorization, Etc. Such Shareholder has the legal capacity and absolute and unrestricted right, power, authority and capacity to execute and deliver this Voting Agreement and the Proxy and to perform its obligations hereunder and thereunder. This Voting Agreement and the Proxy have been duly executed and delivered by such Shareholder and constitute legal, valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                  3.2. No Conflicts or Consents.

                  (a) The execution and delivery of this Voting Agreement and the Proxy by such Shareholder do not, and the performance of this Voting Agreement and the Proxy by such Shareholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to such Shareholder or by which it or any of its properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Encumbrance or restriction (other than Permitted Encumbrances) on any of the Subject Securities pursuant to, any contract to which such Shareholder is a party or by which such Shareholder or any of his affiliates or properties is or may be bound or affected.

                  (b) The execution and delivery of this Voting Agreement and the Proxy by such Shareholder do not, and the performance of this Voting Agreement and the Proxy by such Shareholder will not, require any consent or approval of any Person.

                  3.3.  Title  To  Securities.  As of the  date of  this  Voting
Agreement: (a) such Shareholder holds of record free and clear of any Encumbrances or restrictions (other than Permitted Encumbrances) the number of outstanding shares of Company Common Stock reflected on Schedule A as being Owned by such Shareholder under the heading "Shares Held of Record"; (b)

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

such Shareholder holds free and clear of any Encumbrances or restrictions (other than Permitted Encumbrances) the options, warrants and other rights to acquire shares of Company Common Stock reflected on Schedule A as being Owned by such Shareholder under the heading "Options, Warrants and Other Rights"; (c) such Shareholder Owns the additional securities of the Company reflected on Schedule A as being Owned by such Shareholder under the heading "Additional Securities Beneficially Owned"; and (d) such Shareholder does not directly or indirectly Own any shares of Company Common Stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of Company Common Stock or other securities of the Company, other than the shares and options, warrants and other rights reflected on Schedule A as being Owned by such Shareholder.

SECTION 4.        MISCELLANEOUS

                  4.1. Survival of  Representations,  Warranties and Agreements.
All   representations,   warranties,   covenants  and  agreements  made  by  the
Shareholders in this Voting Agreement shall survive until the Expiration Date.

                  4.2. Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid solely by the party incurring such costs and expenses.

                  4.3. Notices. Any notice or other communication required or permitted to be delivered to any party under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received when actually delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto); provided, however, that a written notice delivered via facsimile shall be deemed delivered only if at the time of, or shortly after, such facsimile transmission the party giving the notice confirms by telephone the actual receipt by the other party of such facsimile transmission:

         IF TO PARENT:

         SafeNet, Inc.
         8029 Corporate Drive
         Baltimore, Maryland 21236
         Facsimile No. _______________
         Attention: _____________________



         WITH COPIES TO (WHICH COPIES SHALL NOT CONSTITUTE NOTICE):

         Venable, Baetjer and Howard, LLP
         8010 Towers Crescent Drive
         Suite 300
         Vienna, Virginia 22182
         Facsimile No. (703) 821-8949
         Attention: Elizabeth R. Hughes, Esq.

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

         IF TO ANY SHAREHOLDER:

         at the address set forth below such Shareholder's signature on the signature page hereof


         WITH A COPY TO (WHICH COPY SHALL NOT CONSTITUTE NOTICE):

         CRYSTAL Corporation
         3131 Jay Street
         Santa Clara, California 95056-0952
         Facsimile No.: (408) 855-6106
         Attention: Robert B. Fougner

         Morrison & Foerster LLP
         755 Page Mill Road
         Palo Alto, California 94304-1018
         Facsimile No.: (650) 494-0792
         Attention: Paul "Chip" Lion, III, Esq.


                  4.4. Waiver of Appraisal Rights. Each Shareholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights (including under Sections 1300 through 1309 of the California Corporations Code) and any similar rights relating to the Merger or any related transaction that such Shareholder or any other Person may have by virtue of the ownership of any outstanding shares of Company Common Stock Owned by Shareholder.

                  4.5. No Solicitation. Each Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, such Shareholder shall not, directly or indirectly, and such Shareholder shall ensure that his Representatives (as defined in the Reorganization Agreement) do not, directly or indirectly: (i) take any action to solicit, initiate, induce or seek to facilitate the making, submission or announcement of any Company Acquisition Proposal (as defined in the Reorganization Agreement) or take any action that could reasonably be expected to lead to a Company Acquisition Proposal; (ii) furnish any nonpublic information regarding any of the Acquired Corporations to any Person (other than Parent or Merger Sub) in connection with or in response to a Company Acquisition Proposal or an inquiry or indication of interest that the Shareholder reasonably believes could be expected to lead to a Company Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Company Acquisition Proposal. Each Shareholder shall immediately cease and discontinue, and such Shareholder shall ensure that his Representatives immediately cease and discontinue, any existing discussions with any Person (except Parent and Merger Sub) that relate to any Company Acquisition Proposal.

                  4.6. Severability. If any provision of this Voting Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof

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

under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Voting Agreement. Each provision of this Voting Agreement is separable from every other provision of this Voting Agreement, and each part of each provision of this Voting Agreement is separable from every other part of such provision.

                  4.7. Entire Agreement. This Voting Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party unless made in writing and signed by both parties.

                  4.8. Assignment; Binding Effect. Except as provided herein, neither this Voting Agreement nor any of the interests or obligations hereunder may be assigned or delegated by any Shareholder or Parent without the prior written consent of the non-assigning parties, which consent shall not be unreasonably withheld, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Voting Agreement shall be binding upon, and inure to the benefit of, the Shareholders and their respective heirs, estate, executors, Representatives, successors and assigns (as the case may be), and shall be binding upon, and inure to the benefit of, Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Voting Agreement, this Voting Agreement shall be binding upon any Person to whom any Subject Securities are Transferred. Nothing in this Voting Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature. Each Shareholder specifically agrees that the obligation of such Shareholder hereunder shall not be terminated by operation of law, whether by death or incapacity of such Shareholder or otherwise.

                  4.9. Specific Performance. The parties agree that irreparable damage would occur in the event that any provision of this Voting Agreement or the Proxy was, or is, not performed in accordance with its specific terms or was, or is, otherwise breached. Each Shareholder agrees that, in the event of any breach or threatened breach by such Shareholder of any covenant or obligation contained in this Voting Agreement or in the Proxy, Parent and Merger Sub shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Each Shareholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this
Section 4.9, and each Shareholder irrevocably waives any objection to the imposition of such relief or any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

                  4.10. Non-Exclusivity. The rights and remedies of Parent under this Voting Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Voting Agreement, and the obligations and liabilities of Shareholder under this Voting

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

Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Voting Agreement shall limit any of Shareholder's obligations, or the rights or remedies of Parent, under any agreement between Parent and Shareholder; and nothing in any such agreement shall limit any of Shareholder's obligations, or any of the rights or remedies of Parent, under this Voting Agreement.

                  4.11. Governing Law; Venue.

                  (a) This Voting Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

                           (b)  Any  legal  action  or  other  legal  proceeding
relating to this Voting Agreement or the Proxy or the enforcement of any provision of this Voting Agreement or the Proxy may be brought or otherwise commenced in any state or federal court located in the State of Maryland. Shareholder and Parent each:

                           (i) expressly and irrevocably consents and submits to
the exclusive jurisdiction and venue of any state or federal court in the State of Maryland and the applicable courts of appeals therefrom, in connection with any such legal proceeding;

                           (ii) agree that if any action is commenced in a state
court, then subject to applicable law, no party shall object to the removal of such action to any federal court located in the State of Maryland;

                           (iii) agrees that  service of any  process,  summons,
notice or document  by U.S.  mail  addressed  to him at the address set forth in
Section 4.3 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

                           (iv) agrees that each state and federal court located
in the State of Maryland, shall be deemed to be a convenient forum; and

                           (v)  agrees  not to assert  (by way of  motion,  as a
defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of Maryland, any claim by either Shareholder or Parent that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Voting Agreement or the subject matter of this Voting Agreement may not be enforced in or by such court.

                  Nothing contained in this Section 4.11 shall be deemed to limit or otherwise affect the right of either party to commence any legal proceeding or otherwise proceed against the other party in any other forum or jurisdiction.

                  (c) SHAREHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS VOTING AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS VOTING AGREEMENT OR THE PROXY.

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

                  4.12. Counterparts. This Voting Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                  4.13. Captions. The captions contained in this Voting Agreement are for convenience of reference only, shall not be deemed to be a part of this Voting Agreement and shall not be referred to in connection with the construction or interpretation of this Voting Agreement.

                  4.14. Waiver. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Voting Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Voting Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Voting Agreement, or any power, right, privilege or remedy of Parent under this Voting Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

                  4.15. Construction.

                  (a) For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

                  (b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

                  (c) As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                  (d) Except as otherwise indicated, all references in this Voting Agreement to "Schedules," "Sections" and "Exhibits" are intended to refer to Schedules of this Voting Agreement, Sections of this Voting Agreement and Exhibits to this Voting Agreement.

                  4.16. Shareholder Capacity. No person executing this Voting Agreement who is a director or officer of the Company makes any agreement or understanding herein in his capacity as such director or officer. Without limiting the generality of the foregoing, Shareholder executes this Voting Agreement solely in its capacity as the Owner of Subject Securities and nothing herein shall limit, restrict or otherwise affect in any way any actions taken by the Shareholder in its capacity as an officer or director of the Company, in exercising the Company's rights under the Reorganization Agreement or in exercising its fiduciary duties and responsibilities, it being agreed and understood that this Voting Agreement shall apply to Shareholder solely in his or her capacity as a shareholder of Company and shall not apply to his actions, judgements or decisions as a director or officer of the Company, but provided further, that no obligation of Shareholder to the Company as an officer or director of the Company shall affect, impair or impede Shareholder's obligations under this Voting

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

Agreement, including Shareholder's obligation to vote the Subject Securities in accordance with Section 1.2 hereof.

                  4.17. Amendment. This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed and delivered on behalf of each of the parties hereto.

                  SECTION 5. CERTAIN DEFINITIONS

                  For purposes of this Voting Agreement:

                  (a) "Company Common Stock" shall mean the common stock, $.01 par value, of the Company.

                  (b) "Expiration Date" shall mean the date upon which the Reorganization Agreement is terminated or upon the Effective Date.

                  (c) Each Shareholder shall be deemed to "Own" or to have acquired "Ownership" of a security if such Shareholder is the: (i) record owner of such security; or (ii) "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security; provided, however, that each Shareholder shall not be deemed to Own a security solely because of such Shareholder's status as an executive officer, director, partner or member of a Person that owns such security.

                  (d) "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) Governmental Body.

                  (e) "Subject Securities" with respect to each Shareholder shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by such Shareholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which such Shareholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

                  A Person shall be deemed to have effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, assigns, pledges, mortgages, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; (ii) enters into an agreement or commitment contemplating the possible sale of, assignment of, pledge of, mortgage of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein; or (iii) reduces such Person's beneficial ownership interest in or risk relating to any such security.



                           [SIGNATURE PAGE TO FOLLOW]

                  IN WITNESS WHEREOF, Parent, Merger Sub and each Shareholder have caused this Voting Agreement to be executed as of the date first written above.

                                             PARENT:


                                             -----------------------------------

                                             By:
                                                --------------------------------
                                                    [Name]
                                                    [Title]


                                             MERGER SUB:


                                             -----------------------------------

                                             By:
                                                --------------------------------
                                                    [Name]
                                                    [Title]


                                             SHAREHOLDERS:


                                             -----------------------------------
                                             [NAME]

                                             Address:
                                                      --------------------------
                                                      --------------------------
                                                      --------------------------
                                             Facsimile:
                                                      --------------------------


                                             -----------------------------------
                                             [NAME]

                                             Address:
                                                      --------------------------
                                                      --------------------------
                                                      --------------------------
                                             Facsimile:
                                                      --------------------------

                                             -----------------------------------
                                             [NAME]

                                             Address:
                                                      --------------------------
                                                      --------------------------
                                                      --------------------------
                                             Facsimile:
                                                      --------------------------


                                             -----------------------------------
                                             [NAME]

                                             Address:
                                                      --------------------------
                                                      --------------------------
                                                      --------------------------
                                             Facsimile:
                                                      --------------------------

SCHEDULE A
----------


------------ ---------------------- ---------------------- ---------------------
                                    Options,
Shareholder  Shares Held of         Warrants and           Additional Securities
             Record                 Other Rights           Beneficially Owned
------------ ---------------------- ---------------------- ---------------------

------------ ---------------------- ---------------------- ---------------------

------------ ---------------------- ---------------------- ---------------------

------------ ---------------------- ---------------------- ---------------------

------------ ---------------------- ---------------------- ---------------------

------------ ---------------------- ---------------------- ---------------------

------------ ---------------------- ---------------------- ---------------------

                                IRREVOCABLE PROXY

                  The undersigned shareholder of Crystal, a California corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints Anthony A. Caputo or Bruce R. Thaw of Sapphire, a Delaware corporation ("Parent"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) the outstanding shares of Company Common Stock or other securities owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of Company Common Stock or other securities which the undersigned may acquire on or after the date hereof. (The shares of the Company Common Stock or other securities referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence, except for shares which are not Subject Securities (as defined in the Voting Agreement), are collectively referred to in this proxy as the "Shares"). Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares.

                  This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between Parent and the undersigned (the "Voting Agreement"), and is granted in consideration of Parent entering into the Agreement and Plan of Reorganization, dated as of the date hereof, among Parent, Sapphire Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent, and the Company (the "Reorganization Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the
Reorganization Agreement. The proxy granted herein is executed in accordance with and intended to comply with the requirements of Section 705 of the California Corporations Code applicable to irrevocable proxies.

                  The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any meeting of the shareholders of the Company, however called, and in any action by written consent of the Shareholders of the Company:

                  (i) in favor of the Merger and the adoption of the Agreement of Merger, Reorganization Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of the Company) in connection with any meeting of, or solicitation of consents from, the shareholders of the Company at which or in connection with which the Merger, the Agreement of Merger or the Reorganization Agreement are submitted for the consideration and vote of the shareholders of the Company;

                  (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Reorganization Agreement;

                  (iii) against any action or agreement that would cause any provision contained in Section 6 of the Reorganization Agreement to not be satisfied;

                  (iv)  against  approval  or  adoption  of  any   extraordinary
corporate transaction (other than the Merger, Agreement of Merger, the Reorganization Agreement or the transactions contemplated thereby) including, without limitation, any transaction involving (i) the sale or transfer of all or substantially all of the capital stock of the Company, whether by merger, consolidation or other business combination, (ii) a sale or transfer of all or substantially all of the assets of the Company or its subsidiaries, (iii) a reorganization, recapitalization or liquidation of the Company or its subsidiaries, or (iv) any amendment to the Company's governing instruments creating any new class of securities of the Company or otherwise affecting the rights of any class of security as currently in effect; and

                  (v) against the following actions (other than the Merger, Agreement of Merger and the transactions contemplated by the Reorganization Agreement): (i) any Company Acquisition Proposal; (ii) any change in a majority of the members of the board of directors of the Company; or (iii) any other action which is intended to, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Merger, the Agreement of Merger or any of the other transactions contemplated by the Reorganization Agreement or this Voting Agreement.

                  THE ATTORNEYS AND PROXIES NAMED ABOVE MAY NOT EXERCISE THIS IRREVOCABLE PROXY ON ANY OTHER MATTER EXCEPT AS PROVIDED ABOVE. THE UNDERSIGNED SHAREHOLDER MAY VOTE THE SHARES ON ALL OTHER MATTERS.

                  This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the Shares).

                  If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

                  This proxy shall terminate upon the valid termination of the Voting Agreement.



[next page is a signature page]

 Dated: October __, 2002.



                                             -----------------------------------
                                             [NAME]



                                             Number of shares of common stock of
                                             the  Company  owned  of  record  or
                                             beneficially as of the date of this
                                             irrevocable proxy:



                                             -----------------------------------